UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2015

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Its Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane, Orrville, Ohio	44667-0280
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (330) 682-3000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 21, 2015, The J. M. Smucker Company (the “Company”) announced that Blue Holdings I, L.P. (the “Selling Shareholder”) intends to offer for sale in an underwritten secondary offering 8,277,495 shares of the Company’s common stock pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “SEC”). The Company originally issued to the Selling Shareholder 17,061,079 shares of common stock on March 23, 2015 in connection with its acquisition of Big Heart Pet Brands (the “Big Heart Acquisition”). The shares to be sold by the Selling Shareholder represent 100% of the ownership interests attributable to affiliates of Kohlberg Kravis Roberts & Co. L.P. (“KKR”). The Company is not selling any shares and will not receive any proceeds from the proposed offering. Previously, on July 15, 2015, the Selling Shareholder sold 4,921,934 shares in an underwritten secondary offering, which represented 100% of the ownership interests attributable to affiliates of Centerview Capital Management LLC (“Centerview”) and AlpInvest Partners US Holdings, LLC (the “July 2015 Secondary Offering”).

In connection with the Big Heart Acquisition, each of Centerview, KKR and Vestar Capital Partners was granted the right to designate a board observer to the Company’s Board of Directors, which rights terminate if the applicable investor owns less than 50% of the shares of the Company initially owned by it upon completion of the Big Heart Acquisition. As previously disclosed, upon completion of the July 2015 Secondary Offering, Centerview ceased to be the beneficial owner of any of the Company’s shares and lost its right to designate a board observer. The Selling Shareholder has advised the Company that upon completion of the proposed offering, KKR is expected to lose its right to a board observer.

Morgan Stanley will act as the sole underwriter for the offering. The Company has filed a registration statement (File No. 333-197428) (including a prospectus and a prospectus supplement) with the SEC for the offering, and the Company intends to file a further prospectus supplement with respect to the offering. Before investing, investors should read the prospectus and prospectus supplements in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering. Investors may obtain these documents for free by visiting EDGAR on the SEC Web site at: www.sec.gov. Alternatively, copies of the prospectus supplements and accompanying prospectus relating to the offering, when available, may be obtained by writing or telephoning us at The J. M. Smucker Company, Attention: Corporate Secretary, One Strawberry Lane, Orrville, Ohio 44667, (330) 684-3838.

The foregoing will not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The proposed offering of the shares of common stock is being made only by means of one or more prospectus supplements and a related prospectus.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from any future results, performance, or achievements expressed or implied by those forward-looking statements. Readers should understand that the risks, uncertainties, factors, and assumptions listed and discussed in this Current Report on Form 8-K, including the following important factors and assumptions, could affect the future results of the Company and could cause actual results to differ materially from those expressed in the forward-looking statements:

•	the ability of the Company to successfully integrate acquired and merged businesses in a timely and cost-effective manner and retain key suppliers, customers, and employees;

•	the ability of the Company to achieve synergies and cost savings related to the Big Heart Pet Brands acquisition in the amounts and within the time frames currently anticipated;

•	the ability of the Company to generate sufficient cash flow to meet its deleveraging objectives within the time frames currently anticipated;

•	a change in outlook or downgrade in the Company’s public credit ratings by a rating agency below investment grade;

•	volatility of commodity markets from which raw materials are procured and the related impact on costs;

•	risks associated with derivative and purchasing strategies employed by the Company to manage commodity pricing risks, including the risk that such strategies could result in significant losses and adversely impact the Company’s liquidity;

•	the ability to successfully implement and realize the full benefit of price changes that are intended to ultimately fully recover cost, including the competitive, retailer, and consumer response, and the impact of the timing of the price changes to profits and cash flow in a particular period;

•	the impact of accidents, extreme weather, and natural disasters, including crop failures and storm damage;

•	the concentration of certain of the Company’s businesses with key customers and suppliers, including single-source suppliers of certain raw materials, such as packaging for its Folgers® coffee products, and finished goods, such as K-Cup® pods, and the ability to manage and maintain key relationships;

•	the loss of significant customers, a substantial reduction in orders from these customers, or the bankruptcy of any such customer;

•	political or economic disruption;

•	other factors affecting share prices and capital markets generally; and

•	risks related to other factors described under “Risk Factors” in other reports and statements filed by the Company with the SEC, including its most recent Annual Report on Form 10-K.

Readers are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this Current Report on Form 8-K. The Company does not undertake any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE J. M. SMUCKER COMPANY

Date: September 21, 2015	By:	/s/ Mark R. Belgya
	Name:	Mark R. Belgya
	Title:	Senior Vice President and Chief Financial Officer